Exhibit 99.2

Consent of Evercore Group L.L.C.

July 8, 2025
Foot Locker, Inc.
330 West 34th Street
New York, New York 10001

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated May 14, 2025, to the Board of Directors of Foot Locker, Inc. (“Foot Locker”), as Annex B to, and reference thereto under the captions “Summary—Opinion of Foot Locker’s Financial Advisor”, “The Merger—Background of the Merger”, “The Merger—Foot Locker’s Reasons for the Merger; Recommendation of the Foot Locker Board of Directors”, “The Merger—Certain Financial Projections Utilized by the Foot Locker Board of Directors and Foot Locker’s Financial Advisor” and “The Merger—Opinion of Foot Locker’s Financial Advisor” in the proxy statement/prospectus included in the Registration Statement on Form S-4/A filed by DICK’S Sporting Goods, Inc. (“DICK’S Sporting Goods”) with the U.S. Securities and Exchange Commission (the “SEC”) on July 8, 2025 (the “Registration Statement”), and relating to the proposed merger involving Foot Locker and DICK’S Sporting Goods. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement/prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours, EVERCORE GROUP L.L.C.
By:	/s/ Damien Fisher
Damien Fisher
Senior Managing Director